UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 9, 2023 (March 7, 2023)

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC.

(Exact name of Registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

500 Boylston St.
Suite 1200
Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 450-4424

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value of $0.001 per share	FCRD	NASDAQ Global Select Market
5.00% Notes due 2026	FCRX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On March 9, 2023, in connection with and immediately prior to the consummation of the transactions contemplated by the Merger Agreement (as defined below), First Eagle Alternative Capital BDC, Inc., a Delaware corporation (“FCRD” or the “Company”), terminated (1) the Investment Management Agreement, dated as of May 28, 2020, by and between FCRD and First Eagle Alternative Credit, LLC (“FEAC”) and (2) the Administration Agreement, dated as of January 31, 2020, by and between FCRD and FEAC.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 9, 2023, Crescent Capital BDC, Inc., a Maryland corporation (“CCAP”) completed its previously announced acquisition of FCRD, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 3, 2022, by and among CCAP, FCRD, Echelon Acquisition Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of CCAP (“Acquisition Sub”), Echelon Acquisition Sub LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of CCAP (“Acquisition Sub 2”), and Crescent Cap Advisors, LLC, a Delaware limited liability company and the external investment adviser to CCAP (“CCAP Advisor”). Pursuant to the Merger Agreement, Acquisition Sub was merged with and into FCRD (the “First Merger”), with FCRD continuing as the surviving corporation and a direct wholly-owned subsidiary of CCAP. Immediately following the First Merger, FCRD was merged with and into Acquisition Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Acquisition Sub 2 continuing as the surviving entity (the “Surviving Company”). As a result of, and as of the effective time of, the Second Merger, FCRD’s separate corporate existence ceased.

In accordance with the terms of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), holders of shares of FCRD’s common stock, par value $0.001 per share (the “FCRD Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding shares held by subsidiaries of FCRD or held, directly or indirectly, by CCAP or Acquisition Sub (“Cancelled Shares”)) had their shares of FCRD Common Stock converted to the right to receive, in the aggregate, approximately (1) $8,649,179 in cash payable by CCAP (the “Parent Cash Consideration”), (2) 6,174,383 validly issued, fully paid and non-assessable shares of CCAP’s common stock, par value $0.001 per share (the “Aggregate Share Consideration” and, together with the Parent Cash Consideration, the “CCAP Aggregate Merger Consideration”) and (3) $35 million in cash payable by CCAP Advisor (the “CCAP Advisor Cash Consideration”), subject to adjustments for cash payable in lieu of fractional shares.

With respect to the CCAP Aggregate Merger Consideration, record holders of shares of FCRD Common Stock were entitled, with respect to all or any portion of the shares of FCRD Common Stock held as of the Effective Time, to make an election to receive payment for their shares of FCRD Common Stock in cash (an “Election”), subject to the conditions of and certain adjustment mechanisms set forth in the Merger Agreement.

Any record holder of shares of FCRD Common Stock who did not validly make an Election was deemed to have elected to receive shares of CCAP’s common stock with respect to the CCAP Aggregate Merger Consideration as payment for their shares of FCRD Common Stock. Each share of FCRD Common Stock (other than a Cancelled Share) with respect to which an Election was effectively made, subject to the conditions and limitations set forth in the Merger Agreement, and not properly revoked or lost was treated as an “Electing Share” and each share of FCRD Common Stock (other than a Cancelled Share) with respect to which an Election was not properly made or such Election was properly revoked was treated as a “Non-Electing Share.”

Applying the adjustment mechanisms in the Merger Agreement among all stockholders who hold Electing Shares, pro rata based on the aggregate number of Electing Shares held by each such stockholder, each Electing Share was converted into the right to receive (1) with respect to its share of the CCAP Aggregate Merger Consideration, approximately $0.509 in cash and approximately 0.195 shares of CCAP’s common stock (subject to adjustments for cash payable in lieu of fractional shares) and (2) with respect to its share of the CCAP Advisor Cash Consideration, approximately $1.17 in cash. Each Non-Electing Share was converted into the right to receive (1) with respect to its share of the CCAP Aggregate Merger Consideration, approximately 0.2209 shares of the CCAP’s common stock and (2) with respect to its share of the CCAP Advisor Cash Consideration, approximately $1.17 in cash (subject to adjustments for cash payable in lieu of fractional shares).

The foregoing description of the Mergers and the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed by CCAP as Exhibit 2.1 to its Current Report on Form 8-K filed on October 4, 2022, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule; Transfer of Listing.

In connection with the closing of the transactions contemplated by the Merger Agreement, on March 9, 2023, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Mergers and requested that Nasdaq file with the U.S. Securities and Exchange Commission a Form 25 Notification of Removal of Listing and/or Registration to delist the shares of the FCRD Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of shares of the FCRD Common Stock on Nasdaq was suspended after the closing of trading on March 9, 2023.

In connection with the closing of the transactions contemplated by the Merger Agreement, on March 9, 2023, the Company notified the New York Stock Exchange (“NYSE”) of the consummation of the Mergers and requested that NYSE file with the U.S. Securities and Exchange Commission a Form 25 Notification of Removal of Listing and/or Registration to delist FCRD’s 5.00% Notes due 2026 (the “Notes”) under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Notes on NYSE was suspended after the closing of trading on March 9, 2023.

On March 9, 2023, CCAP and the Surviving Company entered into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified to date, the “Third Merger Agreement”), pursuant to which, on March 9, 2023, immediately following the Second Merger, the Surviving Company merged with and into CCAP (the “Third Merger”), with CCAP continuing as the surviving entity.

On March 9, 2023, CCAP entered into a fifth supplemental indenture (the “Fifth Supplemental Indenture”) by and between CCAP and U.S. Bank National Association, as trustee (the “Trustee”), effective as of the closing of the Third Merger. The Fifth Supplemental Indenture relates to CCAP’s assumption of $111.6 million in aggregate principal amount of the Notes.

Pursuant to the Fifth Supplemental Indenture, CCAP expressly assumed all the obligations of FCRD under the Notes and the indenture, dated as of November 18, 2014 (the “Base Indenture”), by and between FCRD and the Trustee, as amended and supplemented by the fourth supplemental indenture, dated as of May 25, 2021 (the “Fourth Supplemental Indenture”) (the Base Indenture, as amended and supplemented by the Fourth Supplemental Indenture, the “Original Indenture”), including the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Notes and the performance of every covenant of the Original Indenture on the part of the FCRD to be performed or observed.

The information contained in Item 2.01 is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Items 2.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

As a result of the First Merger, a change in control of the Company occurred. The information contained in Item 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, (i) each of the officers and directors of the Company ceased to be officers and directors of the Company and (ii) the officers and directors of Acquisition Sub, each as of immediately prior to the Effective Time, became the officers and directors of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated and the bylaws of Acquisition Sub, as in effect immediately prior to the Effective Time, became the bylaws of the Company (as the surviving corporation in the First Merger). The certificate of incorporation and bylaws of the Company (as the surviving corporation in the First Merger), each as in effect immediately following the Effective Time, are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 7, 2023, the Company held its special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved two proposals. The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of 29,922,028 shares of common stock outstanding as of the record date, January 19, 2023. The final voting results from the Special Meeting were as follows:

Proposal 1. To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Mergers (such proposal collectively, the “Merger Proposal”).

Votes For	Votes Against	Abstentions
17,861,104	211,704	118,148

Proposal 2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal. A vote was not taken on this proposal as there were sufficient votes present to conduct the business of the Special Meeting. The vote, prior to the Special Meeting, to approve such proposal was as follows:

Votes For	Votes Against	Abstentions
17,839,016	219,068	132,872

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Filed with this report:

2.1*	Agreement and Plan of Merger, dated as of October 3, 2022, by and among CCAP, Acquisition Sub, Acquisition Sub 2, FCRD and CCAP Advisor (incorporated by reference to Exhibit 2.1 of FCRD’s Current Report on Form 8-K filed on October 4, 2022 (File No. 814-00789)).

3.1	Certificate of Incorporation of First Eagle Alternative Capital BDC, Inc.

3.2	Bylaws of First Eagle Alternative Capital BDC, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Crescent Capital BDC, Inc., as successor by merger to Echelon Acquisition Sub LLC, a successor by merger to First Eagle Alternative Capital BDC, Inc.

Date: March 9, 2023	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer